Exhibit 99.1

GFI Group Announces Extension for Filing of Third Quarter Form 10-Q Due to Hurricane Sandy

Provides Update Regarding Successful Implementation of Business Continuity Plans

New York, November 8, 2012, GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage, electronic execution and trading support products for global financial markets, announced today that, in accordance with applicable rules issued by the United States Securities and Exchange Commission, it will delay, for a short period, the filing of its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012.  This delay is due to the Company’s temporary inability to access its corporate headquarters, located at 55 Water Street, New York, NY, due to the ongoing impact of Hurricane Sandy on the building.

In addition, GFI announced today that it is successfully serving its customers from its backup facilities in New Jersey and other permanent offices and that all of its matching systems and brokerage desks are fully operational.

Colin Heffron, GFI’s President, stated “Our disaster recovery plans worked as intended and our brokerage operations were up and running from GFI’s facilities in Iselin and Carlstadt, NJ within two days following the storm.  Our matching session technology has provided a constant presence to our customers during the past two weeks, even as many of our customers have been forced from their offices. My compliments go to our New York area employees who kept GFI up and running despite damage and disruption in their own homes and neighborhoods.”

GFI has been in constant contact with the property manager for 55 Water Street and has been advised that it will be able to return to the normal use of its offices in the next two to three weeks.

About GFI Group Inc.  GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,100 people with additional offices in London, Paris, Nyon, Hong Kong, Seoul, Singapore, Sydney, Cape Town, Santiago, Bogota, Dubai, Dublin, Tel Aviv, Calgary, Los Angeles and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking Statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation

Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information: Patricia Gutierrez/Vice President - Public Relations/GFI Group Inc./55 Water Street, 28th Floor/New York, NY 10041/Tel: (212) 968 2964/Mob: (646) 717 4379/patricia.gutierrez@gfigroup.com